EXIHIBIT 20
                              OFFICER'S CERTIFICATE

     I, James Ransom, Chief Accounting Officer of The Money Store Inc., a New Jersey Corporation (The "Company") do hereby certify that:

          1. The Company (as Servicer under the following Pooling and Servicing Agreements):

           A.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1993-B, under the Pooling and Servicing
                Agreement dated as of May 31, 1993

           B.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1993-C, under the Pooling and Servicing
                Agreement dated as of August 31, 1993

           C.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1993-D, under the Pooling and Servicing
                Agreement dated as of November 30, 1993

           D.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1994-A, under the Pooling and Servicing
                Agreement dated as of January 31, 1994

           E.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1994-B, under the Pooling and Servicing
                Agreement dated as of May 31, 1994

           F.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1994-C, under the Pooling and Servicing
                Agreement dated as of July 31, 1994

           G.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1994-D, under the Pooling and Servicing
                Agreement dated as of November 30, 1994

           H.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1995-A, under the Pooling and Servicing
                Agreement dated as of February 28, 1995

           I.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-A, under the Pooling and Servicing
                Agreement dated as of February 28, 1997

           J.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-B, under the Pooling and Servicing
                Agreement dated as of May 31, 1997

           K.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-C, under the Pooling and Servicing
                Agreement dated as of August 31, 1997

           L. The Money Store Residential Trust, Series 1997-I, under the Pooling and Servicing Agreement dated as of August 31, 1997

           M. The Money Store Residential Trust, Series 1997-II, under the Pooling and Servicing Agreement dated as of November 30, 1997

           N.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-D, under the Pooling and Servicing
                Agreement dated as of November 30, 1997

           O.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-I, under the Pooling and Servicing
                Agreement dated as of February 28, 1997

           P.   TMS Home Equity Loan Asset Backed Certificates,
                Series 1997-II, under the Pooling and Servicing
                Agreement dated as of May 31, 1997

           Q. TMS Asset Backed Certificates, Series 1998-A, under the Pooling and Servicing Agreement dated as of February 28, 1998

           R. The Money Store Residential Trust, Series 1998-I, under the Sale and Servicing Agreement dated as of February 28, 1998.

           S. TMS Asset Backed Certificates, Series 1998-B, under the Pooling and Servicing Agreement dated as of July 31, 1998

           T.   The Money Store Trust, Series 1998-C, under the
                Sale and Servicing Agreement dated as of August
                31, 1998

           U. TMS Home Improvement Loan Backed Certificates, Series 1998-I, under the Pooling and Servicing Agreement dated as of August 31, 1998.


has fulfilled all of its obligations pursuant to the above referenced agreements, as described in Section 7.04 (Annual Statements as to Compliance) for the period of January 1, 1998 through December 31, 1998, and for those transactions which closed in 1998, from their closing dates through December 31, 1998

          The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the respective Pooling and Servicing Agreements.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 1, 1999.

                                        /s/ JAMES RANSOM
                                        ------------------------------
                                        James Ransom
                                        Chief Accounting Officer